UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
DAVI SKIN, INC.
(Name of small business issuer in its charter)

NEVADA	3845	86-0907471
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

301 North Canon Drive, Suite #207 Beverly Hills, CA	90210
(Name and address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 310-205-9907

Approximate date of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    |__|

CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	OFFERING AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM AGGREGATE PRICE PER SHARE (1)	PROPOSED MAXIMUM AMOUNT OF OFFERING PRICE	REGISTRATION FEE
Common Stock (2)	566,667 shares	$3.00	$1,700,000	$215.39
---------------------------------------------------------------------------------------------------------------------------------------------------------------
(1)
Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the bid and asked price as of a specified date within five business days prior to the date of filing this registration statement.

(2)	These shares of common stock refer to those issued in an exempt offering to accredited investors.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
Cane Clark LLP
3273 East Warm Springs Rd., Las Vegas, NV 89120
(702) 312-6255 Fax: (702) 944-7100
Agent for service of process

SUBJECT TO COMPLETION, Dated May 11, 2006

PROSPECTUS
DAVI SKIN, INC.
566,667 SHARES OF COMMON STOCK

The selling shareholder named in this prospectus is offering up to 566,667 shares of common stock offered through this prospectus. We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$3.00	None	$3.00
Total	$1,700,000	None	$1,700,000

The selling shareholder named in this prospectus, Artist House, is offering all of the shares of common stock being registered by this prospectus. We will not receive any proceeds from the sale of the shares. We have not made any arrangements for the sale of these securities. We are registering these securities because of our obligation to do so under a Stock Purchase Agreement entered into with the selling shareholder on March 27, 2006.

Our common stock is presently quoted on the over-the-counter bulletin board (the “OTCBB”) administered by the National Association of Securities Dealers (“NASD”) and our stock trading symbol is DAVN. As a result, the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders. On May 9, 2006, the last sale price of our common stock as reported by the OTCBB was $1.35 per share.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 7-12.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: May 11, 2006

Page
SUMMARY	5
RISK FACTORS	7
Risks Related to Our Financial Condition	7
Because Our Operations Have Not Been Profitable To Date, It Remains Uncertain Whether We Can Achieve Commercially Viable Operations.	7
If We Are Unable To Obtain Additional Financing, Our Business May Fail.	7
Because Our Auditor Has Raised Substantial Doubt About Our Ability To Continue As A Going Concern, An Investment In Our Business Should Be Considered Highly Risky.	7
If We Are Successful In Raising Additional Funding, Potential Investors Could And Likely Will Suffer Significant Dilution.	8
Risks Related to our Business Model	8
Because We Have No Real Operating History And A New Business Model, It Is Difficult To Evaluate Our Business Prospects.	8
Because We Have Not Yet Completed Development Any Skin Care Product, It Is Difficult To Evaluate Market Acceptance Of Our Products.	8
Because We Have Only Recently Commenced Business Operations, We Expect To Incur Operating Losses For The Foreseeable Future.	9
If We Are Unable To Generate Significant Revenues From Our Operations, Our Business Will Fail.	9
If We Are Unable To Retain Or Motivate Key Personnel Or Hire Qualified Personnel, We May Not Be Able To Execute Our Business Plan.	9
Because Competition Is Significant In Our Business, Our Ability To Attract And Retain Customers Or Expand Our Business Could Be Impaired.	9
Risks Related to Legal Uncertainty	10
Because of the Area of Our Planned Business, Our Products May Be Subject To Government Regulation Which May Restrict Our Business Development.	10
Because of Risks Inherent In The Introduction Of New Products To An Unknown Market, Our Business Could Fail.	10
If We Become Subject to Product Liability Claims, Our Financial Results Could be Negatively Affected.	10

Because Of The Implementation Of New Legislation, Such As The Sarbanes-Oxley Act Of 2002, It Is Generally More Difficult For Us To Retain And Attract Officers And Directors.	11
Risks Related to this Offering	11
If The Selling Shareholder Were To Sell A Substantial Number Of Shares All At Once Or In Large Blocks, The Market Price Of Our Shares Would Most Likely Decline.	11
Because We May Be Subject To The “Penny Stock” Rules, The Level Of Trading Activity In Our Stock May Be Reduced.	11
If We Do Not Remain Current In Our Filings With The SEC, Our Securities Will Not Be Eligible For Quotation And Shareholders May Be Unable To Sell Their Shares.	12
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	13
SELLING SECURITY HOLDERS	13
PLAN OF DISTRIBUTION	15
LEGAL PROCEEDINGS	16
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18
DESCRIPTION OF SECURITIES	19
INTEREST OF NAMED EXPERTS AND COUNSEL	22
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	22
ORGANIZATION WITHIN LAST FIVE YEARS	22
DESCRIPTION OF BUSINESS	23
PLAN OF OPERATION	27
DESCRIPTION OF PROPERTY	34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	34
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	35
EXECUTIVE COMPENSATION	38
CONSOLIDATED FINANCIAL STATEMENTS	39
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	40
AVAILABLE INFORMATION	40

You should rely only on the information contained in this prospectus. We have not, and the selling stockholder has not, authorized any other person to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of the prospectus, regardless of the delivery date of this prospectus or of any sale of common stock.

Summary

Davi Skin, Inc.

We were incorporated on December 4, 1997, as MW Medical, originally a wholly owned subsidiary of Dynamic Associates, Inc. On June 21, 2004, we completed and closed a Plan of Merger and Reorganization Agreement (“Merger”) with Davi Skin, Inc., an unrelated, privately-held Nevada corporation. That business was founded by the chairman of our board of directors, Mr. Carlo Mondavi, in March of 2003 with his vision of creating an all-natural grape-based luxury skin care line.

As a result of the merger, our primary business has been the establishment and development of a natural grape-based skin care line. Our plan has been to develop, manufacture and market a line of skin care products in the luxury segment of the skin care product market. Unfortunately, the development of our planned skin care line has taken longer and been more costly than originally anticipated by management. As a result, with addition of our new President, Mr. Joseph Spellman, in October 2005, we have formulated an expanded business plan that integrates our original goals with related business opportunities management believes will assist us in generating income more quickly and efficiently. Specifically, our management and board of directors has recently initiated a line of business around licensing the Mondavi name in a luxury branding approach. It is our intent to leverage our Board Chairman’s highly visible and well-respected Mondavi name into other market categories as well as to acquire new brands and intellectual properties to own, develop and license in the luxury category, while continuing to develop our original luxury skin care products.

To date, we have not completed the development of any products for our skin care product business. We do not have any agreements to manufacture, market or distribute our planned skin care products. We have entered into one licensing agreement for the development of a Robert Mondavi branded line of stemware for Waterford Wedgewood USA, Inc. Our first revenues received from any line of business were received only recently from this licensing agreement in the first half of this year.

Our principal office is presently located at: 301 North Canon Drive, Suite 207, Beverly Hills, California, 90210. Our phone number is 310-205-9907. Joseph Spellman is our president; Josh Levine is our treasurer and secretary.

The Offering

Securities Being Offered	Up to 566,667 shares of our common stock of which all 566,667 are currently issued and outstanding.
Offering Price and Alternative Plan of Distribution

All shares being offered are being sold by an existing shareholder, Artist House Holdings, Inc., without our involvement, so the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholder.

Minimum Number of Shares To Be Sold in This Offering	None
Securities Issued and to be Issued
12,115,820 shares of our common stock are issued and outstanding as of May 1, 2006. All of the common stock to be sold under this prospectus will be sold by an existing shareholder, Artist House Holdings, Inc.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data		Fiscal Year Ended December 31, 2005 (audited)		Fiscal Year Ended December 31, 2004 (audited)
Cash and Certificates of Deposit Total Assets Liabilities Total Stockholder’s Equity (Deficit)		$1,702,573 1,775,222 297,802 1,477,420		$819,083 867,861 739,660 128,201
Statement of Operations
Revenue Net Loss for Reporting Period	$ $	0.0 3,398,278	$	$ 0.0 1,568,744

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. You should also review our 2005 Annual Report filed with the SEC on Form 10-KSB on April 17, 2006, and our subsequent reports on Form 10-QSB. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business, financial condition, and operating results. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Due to any of these risks, you may lose all or part of your investment.

Risks Related To Our Financial Condition

Because Our Operations Have Not Been Profitable To Date, It Remains Uncertain Whether We Can Achieve Commercially Viable Operations.

Since commencing operations after the Merger in June of 2004, we have not earned either revenues or a net profit for any quarterly period reported to date. We incurred net losses of approximately $1,568,744 for the year ended December 31, 2004 and $3,398,278 for the year ended December 31, 2005. At this time it remains uncertain whether we will ever be able to generate sufficient revenues to achieve profitability. Moreover, even if we are able to attain profitability, it may not sustain or increase profitability on a quarterly or annual basis in the future.

If We Are Unable To Obtain Additional Financing, Our Business May Fail.

Our management believes that we will are likely to require substantial additional funding in order to complete our current business plan; accordingly, if we are unable to obtain sufficient funding, the successful implementation of our ongoing business plan may fail. We can make no assurances that future funding will be available when and if necessary, in the amounts necessary to support our planned activities. We have no agreements for financing and there can be no assurance that funding will be available to us on acceptable terms, if necessary.

Because Our Auditor Has Raised Substantial Doubt About Our Ability To Continue As A Going Concern, An Investment In Our Business Should Be Considered Highly Risky.

The audit report of Child, Van Waggoner & Bradshaw PLLC raises substantial doubt as to our continuance as a going concern, in part on the basis that we have not been able to earn any revenue or attain profitable operations over the past two years. Our auditors note that we have incurred cumulative net losses of $4,967,023 from inception through December 31, 2005 and our ability to raise additional capital is unknown.

If We Are Successful In Raising Additional Funding, Potential Investors Could And Likely Will Suffer Significant Dilution.

One potential source of additional financing is through the sale of common stock in an equity offering. In the event that we are successful in securing all or part of the additional funding through an equity offering, potential investors could and will likely suffer further significant dilution to their percentage of their ownership interests.

Risks Related To Our Business Model

Because We Have No Real Operating History And A New Business Model, It Is Difficult To Evaluate Our Business Prospects.

As a result of the Merger in June 2004, we abandoned our prior business model. Our primary business is now two-fold. First, we are working towards the establishment and development of a natural grape-based skin care line. We have not completed the development of any products for our skin care product business nor do we have any agreements to manufacture, market or distribute our planned skin care products. Second, we have initiated a line of business around licensing the Mondavi name in a luxury branding approach. It is our intent to leverage our Board Chairman’s highly visible and well-respected Mondavi name into other market categories as well as to acquire new brands and intellectual properties to own, develop and license in the luxury category. To date, we have entered into only one licensing agreement, signed February 7, 2006, for the development of a Robert Mondavi branded line of stemware for Waterford Wedgewood USA, Inc. This resulted in our first revenues during the first quarter of 2006. We have not earned any revenue from our skin care product business to date.

Accordingly, you have a limited opportunity to evaluate our business and future prospects because we have no real operating history under our current business model. An investor should consider the risks, expenses and uncertainties of a company like ours that has only recently commenced business development operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because We Have Not Yet Completed Development Of Any Skin Care Product, It Is Difficult To Evaluate Market Acceptance Of Our Products.

We are still in the process of developing our skin care product line. We have a contract with a formulator to create a series of skin crème products, but we are still in the process of testing our new products with our formulator and making adjustments to the formulations where necessary. Because we have not yet completed development of any of our planned skin care products, it is difficult to evaluate market acceptance of these products. There can be no guarantee that our products will attract potential customers and generate sales. If our skin care products do not achieve market acceptance, our business may fail.

Because We Have Only Recently Commenced Business Operations, We Expect To Incur Operating Losses For The Foreseeable Future.

We incurred net losses of approximately $1,568,744 for the year ended December 31, 2004 and $3,398,278 for the year ended December 31, 2005. We do not expect completion of the manufacturing process and the initial launch of our skin care line until the end of the third quarter of 2006. We anticipate that we will incur increased operating expenses during the manufacture and initial product launch of our skin care products. There can be no assurance that revenue we earn from our licensing agent business, if any, will be sufficient to sustain our operations. Therefore, we expect to incur significant losses into the foreseeable future and until such time that the sale of our products and revenue from our licensing agent business can create a cash flow that is positive. There can be no assurance that the sale of our products or revenue from our licensing agent business will be sufficient to achieve profitable operations.

If We Are Unable To Generate Significant Revenues From Our Operations, Our Business Will Fail.

As we pursue our business plan, we are incurring significant expenses. The success and viability of our business is contingent upon generating significant revenues from our operations. If we are unable to generate significant revenues from our existing businesses or from any new business opportunities we may pursue, we will not be able to achieve profitability or continue operations. In such circumstance, our business will fail you will likely lose all of your investment.

If We Are Unable To Retain Or Motivate Key Personnel Or Hire Qualified Personnel, We May Not Be Able To Grow Effectively And Execute Our Business Plan.

We depend on the services of our senior management. In particular, our success depends on the continued efforts of our President and Chief Operating Officer, Mr. Joseph Spellman. The loss of the services of Mr. Spellman could have an adverse effect on our business, financial condition and results of operations. As we expand, our success is largely dependent on our ability to hire or otherwise obtain the services of highly qualified managerial, sales and technical personnel. These managerial, technical and sales personnel are generally in high demand and we may not be able to attract the staff we need at a cost that is within our operating budget. In addition, we may lose employees or consultants that we hire due to higher salaries and fees being offered by other businesses. If we do not succeed in attracting excellent personnel or retaining or motivating existing personnel, we may be unable to grow effectively and implement our business plan.

Because Competition Is Significant In Our Business, Our Ability To Attract And Retain Customers Or Expand Our Business Could Be Impaired.

We have significant competition in both the skin care product business and in the licensing agent business. We believe that our closest competition in the skin care product business is a French spa and skin care line, Caudalie, that reflects our product concept and closely resembles our proposed product line. The prime difference between Caudalie and our proposed product line is expected to be based on the market segment and quality of ingredients that will be included in our products. Because our main competition has been on the market for over a decade and has grown to be a global brand with distribution outlets all over the world and they serve a larger target audience with a lower price point than we anticipate, it may be difficult for us to obtain a profitable share of this market. In addition, we may be at a competitive disadvantage because we are targeting a more exclusive method of distribution. There are other brands with similar products that share the theme of being derived from nature and generally having a named or unnamed individual who was inspired by the benefits of certain raw materials. Competition for our proposed new venture of housing various luxury brands under one parent company, include such companies as Louis Vuitton, Moet Hennesey and Gucci Group. These competitors or potential new competitors may have financial and other resources that are superior to ours. We cannot assure you that we will be able to continue to compete effectively in our market or increase our sales volume in response to further increased competition.

Risks Related to Legal Uncertainty

Because of the Area of Our Planned Business, Our Products May Be Subject To Government Regulation Which May Restrict Our Business Development.

The formulation, manufacturing, processing, packaging, labeling, advertising, distribution and sale of skin care products such as those being sold by us are subject to regulation by a number of federal, state and foreign agencies, principally, the Food and Drug Administration ("FDA") and the Federal Trade Commission ("FTC"). Among other matters, such regulation is concerned with claims related to the healing or health value of products. Such agencies have a variety of remedies and processes available to them, including initiating investigations, issuing warning letters and cease and desist orders, requiring corrective labels or advertising, requiring consumer redress (for example, by requiring that a company offer to repurchase products previously sold to consumers), seeking injunctive relief or product seizure, imposing civil penalties, or commencing criminal prosecution. Federal and state agencies have in the past used these remedies in regulating participants in the skin care industry, including the imposition by federal agencies of civil penalties in the millions of dollars against a few industry participants. In addition, increased sales and publicity of personal care products may result in increased regulatory scrutiny of the industry. There can be no assurance that the regulatory environment in which we operate will not change or that such regulatory environment, or any specific action taken against us, will not result in a material adverse effect on our business, financial condition or results of operations.

Because of Risks Inherent In The Introduction Of New Products To An Unknown Market, Our Business Could Fail.

There are a number of inherent risks in the development of new products, including that (a) the cost of development are unknown and may turn out to be prohibitive, (b) there are no measures as to market acceptance for the product, and (b) there may be regulatory issues particular to a specific product segment. For example, although we do not anticipate it, our products may face resistance from the FDA, FTC, or other federal, state or local regulatory agency. Natural disasters or pestilence may prevent the necessary raw ingredients like grapes of the type necessary to manufacture our products. The business plan calls for the launch of new products as early as the third quarter of this year and any delays could negatively effect our financial situation.

If We Become Subject to Product Liability Claims, Our Financial Results Could be Negatively Affected.

If successful in commercializing our products, we will be exposed to potential product liability risks, which are inherent in the distribution of skin care products. We have not obtained any product liability insurance and may not be able to maintain insurance on acceptable terms or that will provide adequate coverage against potential liabilities. If a products liability claim is made against us, the defense and potential liability of the claim may have a significant negative impact on our results of operations.

Because Of The Implementation Of New Legislation, Such As The Sarbanes-Oxley Act Of 2002, It Is Generally More Difficult For Us To Retain And Attract Officers And Directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. As a result, it is generally more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Related to this Offering

If The Selling Shareholder Were To Sell A Substantial Number Of Shares All At Once Or In Large Blocks, The Market Price Of Our Shares Would Most Likely Decline.

The selling shareholder, Artist House Holdings, Inc., is offering 566,667 shares of our common stock through this prospectus. Our common stock is presently quoted on the NASD OTCBB and any sale of shares at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The shares of common stock being registered by this prospectus represent approximately 4% of the common shares outstanding as of the date of this prospectus. We cannot predict the effect, if any, that future sales of shares of our common stock into the market, including those acquirable by the possible conversion of warrants into common shares, will have on the market price of our common stock. Sales of substantial amounts of common stock, including shares issued upon the exercise of warrants and stock options into common stock, or the perception that such transactions could occur, may materially and adversely affect prevailing markets prices for our common stock.

Because We May Be Subject To The “Penny Stock” Rules, The Level Of Trading Activity In Our Stock May Be Reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If We Do Not Remain Current In Our Filings With The SEC, Our Securities Will Not Be Eligible For Quotation And Shareholders May Be Unable To Sell Their Shares.

We are required to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation. In the event that we become delinquent in our required filings with the SEC, we will be ineligible for quotation or quotation of our common stock will be terminated following a limited grace period if we do not make our required filing during that time. If our shares are not eligible for quotation, investors in our common stock will find it more difficult to sell their shares.

Forward-Looking Statements

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are not statements of historical fact but rather reflect our current expectations, estimates and predictions about future results and events. These statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our beliefs and assumptions, using information currently available to us. These forward-looking statements are subject to risks, uncertainties and assumptions, including but not limited to, risks, uncertainties and assumptions discussed in this prospectus. Factors that can cause or contribute to these differences include those described under the headings “Risk Factors” and “Plan of Operation.”

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual result may vary materially from what we projected. Any forward-looking statements you read in this prospectus reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. You should specifically consider the factors identified in this prospectus that would cause actual results to differ before making an investment decision.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

All shares being offered will be sold by an existing shareholder, Artist House Holdings, Inc., without our involvement, consequently the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholder. The offering price will thus be determined by market factors and the independent decisions of the selling shareholder.

Selling Security Holders

The selling shareholder named in this prospectus, Artist House Holdings, Inc., is offering all of the 566,667 shares of common stock being registered by this prospectus. The selling shareholder acquired the shares on March 27, 2006, when it purchased 283,333 of our Securities Units, consisting of 566,667 shares of our common stock and a warrant to purchase an additional 283,333 shares of our common stock at $4.50 per share exercisable in 24 months, in exchange for $1,700,000 in cash. That offering that was exempt from registration under Section 4(2) of the United States Securities Act of 1933 (“The Act”). Artist House represented its intention to acquire the securities for investment only and not with a view toward distribution. Artist House was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We requested that our stock transfer agent affix the appropriate restrictive legend to the stock certificate issued to Artist House pending the completion of this registration statement.

The following table provides information regarding the beneficial ownership of our common stock by the selling shareholder as of May 1, 2006, including:

1. the number of shares owned by each prior to this offering;
2. the number of shares to be received upon the exercise of warrants;
3. the total number of shares that are to be offered by each;
4. the total number of shares that will be owned by each upon completion of the offering;
5. the percentage owned by each upon completion of the offering; and
6. the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that the selling shareholder does not sell any shares of common stock not being offered in this prospectus or purchase additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 12,115,820 shares of common stock outstanding on May 1, 2006.

Name and Address of Selling Shareholder	Shares Owned Prior to This Offering	Shares To Be Received Upon the Exercise Of Warrants	Total Number Of shares To Be Offered For Selling Shareholder Account	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
Artist House Holdings, Inc. 3F Yushin Bldg. 3-27-11 Shibuya, Shibuya-ku, Tokyo, Japan Beneficial Holder: Taro Yamakawa	566,667	283,333	566,667	283,333	2%
Total	566,667	283,333	566,667	283,333	2%

As a result of the Stock Purchase Agreement, the selling shareholder has entered into a material control relationship with us, including the ability to require us to:

1. Expand our Board of Directors to seven individuals and to appoint the following new board members:

a.   Tim Mondavi.
b.   Taro Yamakawa
c.  Takashi Kusube
d.   Yuzuru Kawabata

While we have not as yet appointed these individuals to our board of directors, it is anticipated that we will be doing so in the near future.

2. Implement the following policies and rules:

a. No officers shall receive raises within the next twelve (12) months and thereafter no officers shall receive raises without board approval.

b. Board meetings shall be held via telephone conference for those board members not living near the company offices, except for one in person meeting which shall be held annually.

c. All books and records shall be open for inspection at all times by all board members.

d. All business expenses must be reasonable and for legitimate business purposes and require prior approval. Prior to payment, there must be submission of receipts, an explanation of expenses and proof of payment.

3. Hold a shareholder meeting within 4 months.

4. Discontinue and close our company credit card and not reopen one without board’s unanimous approval.

5. File this registration statement.

6. Enter into a licensing agent with the selling shareholder for Japan.

7. Issue additional shares on terms if our future fundraising is on more favorable terms.

8. Obtain Board of Directors and Officers insurance.

9. Obtain the agreement of two of our largest shareholder to vote for the board of directors listed in the agreement for the next 2 years.

Plan of Distribution

The selling shareholder may sell some or all of its common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales,
5.	in any combination of these methods of distribution; or
6.	any other method permitted by applicable law.

Our common stock is quoted on the over-the-counter bulletin board administered by the NASD, so the offering price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders. The sales price to the public may be:

1.	the market price of our common stock prevailing at the time of sale;
2.	a price related to such prevailing market price of our common stock, or;
3.	such other price as the selling shareholder determines from time to time.

The selling shareholder may also sell its shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholder or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholder will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholder may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.
We can provide no assurance that all or any of the common stock offered being registered hereby will be sold by the selling shareholder.

We are bearing all costs relating to the registration of the common stock. The selling shareholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholder must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;
2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Legal Proceedings

Our agent for service of process in Nevada is Cane Clark LLP, 3273 E. Warm Springs Rd., Las Vegas, Nevada 89120.

From time to time, we may be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination or breach of contract actions incidental to the normal operations of the business.

We are not currently involved in any litigation which we believe could have a material adverse effect on our financial position or results of operations.

Directors, Executive Officers, Promoters and Control Persons

The following information sets forth the names of our directors and executive officers, their ages and their present positions as of May 1, 2006. The directors serve for a term of one year or until the next annual meeting of the shareholders. Each officer serves at the discretion of the Board of Directors.

Name	Age	Office(s) Held
Joseph Spellman	62	Director, President, CEO
Carlo Mondavi	26	Director, Chairman of the Board
Josh Levine	27	Director, Secretary and Treasurer, Chief Financial Officer

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Carlo Mondavi is the Chairman of our board of directors. From June 2003 to September 2003, Mr. Mondavi worked on the special events and key accounts sales team for the Robert Mondavi Winery. Mr. Mondavi attended the University of Aix En Provence from 1998 to 2001 and the University of Milan from 2001 to June 2002.

Joseph Spellman is our President, CEO and a director. During the last five years, Mr. Spellman was acting president of Mac Cosmetics and a senior advisor to the Estee Lauder Company. He is also Chairman of Spellman and Company and the Clarecastle Group, a management group whose clients include the Estee Lauder Companies and the Clarecastle Group.  The Clarecastle Group is a holding company for companies such as Steinway & Sons Furniture Care.  Prior to that, Mr. Spellman was Vice President at Elizabeth Arden, a division of Unilever, and served on the board of directors. During his eleven year tenure, he directed the creative development and strategic marketing of many of the company’s most successful brands and helped reposition the company for aggressive growth. He developed new products for Karl Lagerfeld, Fendi, Valentino, Chloe, Nino Cerruti, Elizabeth Taylor and the Elizabeth Arden brand. From 1978 to 1989, Mr. Spellman was Chief Executive Officer of Spellman and Company. The client list included: Estee Lauder, QVC, Bloomingdales, La Prairie, Revlon, Saks Fifth Avenue, Avon, Unilever, IMG, Tiger Woods and Yves St. Laurent. He served as Vice President of Marketing for Estee Lauder, Inc. from 1975 to 1978. Mr. Spellman was Director of Marketing, as well as Vice President for Revlon, Inc. from 1970 to 1975. He served as Senior Account Executive for Grey Advertising, Inc. from 1965 to 1970.

Josh Levine is our secretary and treasurer and is our interim CFO. From March 2003 to September 2003, Mr. Levine worked as an advertising designer with The Territory Ahead in Santa Barbara, California. From June 2002 to March 2003, Mr. Levine was the president of Nuvo Design. Mr. Levine graduated from the University of California, Santa Barbara in June 2002 with a Bachelors degree in Fine Arts.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our bylaws.

Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director, executive officer, or employee of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Committees

We currently do not have an audit committee, compensation committee, nominating committee, executive committee, Stock Plan Committee, or any other committees. There has been no need to delegate functions to these committees due to the fact that our operations are at a very early stage to justify the effort and expense of creating and maintaining these committees.

Audit Committee

We do not have a separately-designated standing audit committee. The entire board of directors performs the functions of an audit committee, but no written charter governs the actions of the board of directors when performing the functions of what would generally be performed by an audit committee. The board of directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the board of directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

We do not have an audit committee financial expert because of the size of our company and our board of directors at this time. We believe that we do not require an audit committee financial expert at this time because we retain outside consultants who possess these attributes.

For the fiscal year ending December 31, 2005, the board of directors:

1.	Reviewed and discussed the audited financial statements with management, and

2.	Reviewed and discussed the written disclosures and the letter from our independent auditors on the matters relating to the auditor's independence.

Based upon the board of directors’ review and discussion of the matters above, the board of directors authorized inclusion of the audited financial statements for the year ended December 31, 2005 to be included in this Registration Statement on Form SB2 and filed with the Securities and Exchange Commission.

Significant Employees

We have no significant employees other than our officers and directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of May 1, 2006, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 12,115,820 shares of common stock issued and outstanding on May 1, 2006.

Title of class	Name and address of beneficial owner (1)	Amount of beneficial ownership	Percent of class*
Executive Officers & Directors:
Common	Carlo Mondavi 301 North Canon Drive, Suite 328, Beverly Hills, CA 90210	5,073,658 shares	41%
Common	Joseph Spellman 301 North Canon Drive, Suite 328, Beverly Hills, CA 90210	1,250,000(2)	9%(2)
Common	Josh LeVine 301 North Canon Drive, Suite 328, Beverly Hills, CA 90210	1,144,057 shares	9%

Total of All Directors and Executive Officers:		7,467,715 shares	55%(2)
More Than 5% Beneficial Owners:
Common	Parrish Medley [address unknown]	1,096,085 shares	9%

(1)
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

(2)
Includes 750,000 vested options and 500,000 not yet vested. This percentage is calculated by adding the immediately exercisable options to the denominator and thus treating these options as exercised for purpose of this calculation only.

Description of Securities

Common Stock

We have authorized 90,000,000 shares of our common stock with a par value of $0.001 per share, of which 12,115,820 shares were outstanding as of May 1, 2006.

Voting Rights

Holders of common stock have the right to cast one vote for each share of stock held in his or her own name on the books of the corporation, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including the election of directors. There is no right to cumulative voting in the election of directors. At all meetings of stockholders, except where otherwise provided by statute or by the Articles of Incorporation, or by our Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of not less than fifty percent (50%) of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Articles of Incorporation or our Bylaws, all action taken by the holders of a majority of the votes cast, excluding abstentions, at any meeting at which a quorum is present shall be valid and binding upon the corporation; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Articles of Incorporation or our Bylaws, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except where otherwise provided by the statute or by the Articles of Incorporation or our Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the votes cast, including abstentions, by the holders of shares of such class or classes or series shall be the act of such class or classes or series.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We have authorized 10,000,000 shares of our preferred stock with a par value of $0.001 per share, of which no shares were outstanding as of May 1, 2006.

Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the preferred stock shall be prescribed by resolution of the board of directors pursuant to Section 3 of Article III of the Articles of Incorporation.

Options

The Board of Directors administers our stock option plan which provides for the granting of rights to purchase shares to our directors (including non-employee directors), executive officers, key employees, and outside consultants. As of December 31, 2005, all options issued under this plan were issued to non-employee outside consultants. No options have been issued to employees. The Board of Directors sets the vesting period and exercise price per issuance basis as determined by the purpose of the individual issuance.

On November 1, 2005, we entered into an employment agreement (“Agreement”) with our new President. The term of the Agreement is for two years with an annual salary of $120,000. The Agreement provides for bonuses to Mr. Spellman based upon our financial performance to be determined at the sole discretion of our Board of Directors after consultation with Mr. Spellman. The Agreement also provides for equity-based compensation to purchase up to 1,250,000 shares of our common stock at a purchase price of $0.25 per share. These Stock Options vest as follows:

250,000 shares upon execution of the Agreement; 500,000 shares on March 1, 2006; and 250,000 shares on each March 1, and June 1, 2006. Pursuant to the Artist House Stock Purchase agreement, these option rights are subject to termination if Mr. Spellman voluntary resigns within the first two years of service.

Warrants

On January 1, 2005, we commenced two separate equity securities offerings. The first offering (“offering one”) was targeted to Non-United States investors and the second offering (“offering two”) was targeted to domestic investors. Both offerings allow the investor to purchase one unit, consisting of two shares of common stock and one warrant to purchase one share of common stock at $4.50, exercisable for 24 months. The purchase price of each unit was $6.00. The market price of our common stock on the date of offering was $5.25. There is no vesting period for the warrants; however, they are only exercisable for 24 months after the date of purchase. As of December 31, 2005, a total of 402,895 and 391,360 units have been sold from offering one and offering two, respectively.

Pursuant to the Artist House Stock Purchase Agreement, Artist House purchased 283,333 of our Securities Units, consisting of 566,667 shares of our common stock and a warrant to purchase an additional 283,333 shares of our common stock at $4.50 per share exercisable in 24 months, in exchange for $1,700,000 in cash; an effective price of $3.00 per share.

Nevada Anti-Takeover Laws

Nevada Revised Statutes Sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our Company.

Debt Securities

We owes $200,000 on a convertible promissory note. The note was originally due December 31, 2004 and carries an interest rate of 10% per annum. Accordingly, interest of $30,000 was accrued and included in the balance of the note payable as of December 31, 2005. This Note came due, after extensions, on December 31, 2005 and remains unpaid. The Note is convertible into our common stock at a rate of $0.20 per share, or into 1,150,000 shares of our common stock as of December 31, 2006, including interest.

Currently, there is a dispute as to the ownership of the note which is under investigation and may effect the financial representations made at this time.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane Clark LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

Child, Van Waggoner & Bradshaw PLLC, Independent Registered Public Accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the period set forth in their audit report. Child, Van Waggoner & Bradshaw PLLC has presented their report with respect to our December 31, 2005 consolidated financial statements. The report of Child, Van Waggoner & Bradshaw PLLC is included in reliance upon their authority as experts in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered hereby, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization Within the Last Five Years

We are a Nevada corporation that was incorporated on December 4, 1997 as MW Medical, originally a wholly owned subsidiary of Dynamic Associates, Inc. (“Dynamic”).

Dynamic then transferred all shares of MW Medical, Inc. to the shareholders of Dynamic through a distribution completed on March 11, 1998. Each shareholder of Dynamic received one common share of MW Medical, Inc. for each common share of Dynamic held by the shareholder. The shares of MW Medical, Inc. distributed by Dynamic constituted all of our issued and outstanding shares at the time.

On January 22, 2002, we filed a Petition for relief under Chapter 11 of the Bankruptcy Code. The final decree was approved on November 19, 2002 and the court closed the Petition for relief under Chapter 11 of the Bankruptcy Code. Following the bankruptcy, we wrote off our entire inventory and were in search of a business acquisition or other opportunity.

On June 21, 2004, we completed and closed a Plan of Merger and Reorganization Agreement with Davi Skin, Inc., an unrelated, privately-held Nevada corporation (the “Private Company”) in which we changed our name and business plan.

Description of Business

As a result of the merger, our primary business has been the establishment and development of a natural grape-based skin care line. Unfortunately, the development of our planned skin care line has taken longer and been more costly than originally anticipated by management. As a result, with addition of our new President, Mr. Joseph Spellman, we have formulated an expanded business plan that integrates our original goals with related business opportunities management believes will assist us in generating income more quickly and efficiently. For clarity we have divided our description of these broader business opportunities into a separate section below under the heading of Licensing Agent.

1. Skin Care Line

Planting techniques at select vineyards that we plan to utilize exclusively, produce deeper vines with a lower yield of grapes per vine. After processing, these grapes yield higher concentrations of minerals, vitamins, and nutrients than grapes from other vineyards. Many of the minerals, vitamins and nutrients are found in a by-product of the wine making process called the pomace. Additionally, the uniquely long maceration process to which these grapes are subjected yield polyphenols in relatively high quantity. Polyphenols are the free radical scavengers that, among other things, help to protect collagen and elastin fibers and prevent the destruction of hyaluronic acid in the skin. Management believes that the use of this pomace among other unique ingredients will allow for the creation of a skincare line that can help fight the visible signs of premature aging.

a. The Skin Care Market

The skin care market can be divided into four distinct segments: (a) Luxury; (b) Prestige; (c) Masstige; and (d) Mass. The following is a brief discussion of each of these segments.

Luxury

The luxury segment of the skin care market involves high-end products, sold in department stores such as Neiman Marcus, Barneys and Saks Fifth Avenue. Skin crème products in this market segment will generally be priced over $70. Examples of product lines sold in these markets, include La Prairie, Sisley, Crème de la Mer and Aqua di parma. We are planning to position our products in this market.

Prestige

The prestige segment of the skin care market involves quality products, sold in wide distribution through department stores, brand stores and specialty stores such as Sephora and Ultra. Examples of product lines sold in these markets include Lancôme, Estee Lauder, L’Occitane and Caudalie.

Masstige

The masstige segment of the skin care market involves discounted products sold primarily in drug stores, high-end discount stores such as Target and Kohl’s and select department stores. Direct sales distributions are also often considered to involve masstige product sales. Skin crème products in this market segment are generally priced below the prestige segment, but higher than the mass segment. This market segment is identified by a higher perceived brand image based on quality, effectiveness and style, and includes product lines such as Neutrogena, L’Oreal and Olay.

Mass

The mass segment of the skin care market involves products sold in grocery and drug stores. These products are generally priced at the lower end of market and this segment of the market includes product lines such as Dove, Herbal Essence, and Aveeno.

b. Marketing and Distribution

Currently, we have no distribution agreements; however, we have contacted a number of distributors and retailers and are exploring several different methods of marketing the products once manufactured. We intend to seek an exclusive arrangement, at least for a time period, with high-end retailers in the US for the initial sale of our products. Management believes this will help establish us in the marketplace as a quality provider of skin crème products.

c.  Competition

Among all the brands found in this industry, we consider our closest competitor to be Caudalie. Caudalie is a French spa and skincare line that reflects our product concept and closely resembles our proposed product line. The creators behind Caudalie are wine makers with a family vineyard located in the wine region of France. The concept of the Caudalie product line, like ours, is an extrapolation on the benefits of the antioxidants and polyphenols found mainly in grape seeds. The advantage of Caudalie over our proposed product in the marketplace at this time is two fold: (a) they have been on the market for over a decade and have grown to be a global brand with distribution outlets all over the world; and (b) they serve a larger target audience with a lower price point than we anticipate.

The prime difference between Caudalie and our proposed product line is expected to be based on the market segment and quality of ingredients that will be included in our products. Unlike Caudalie, who is segmented in the prestige market, we expect our product line to be sold in the luxury market. We further expect our brand will use only the highest quality ingredients available, including wine extract, a highly concentrated preparation of antioxidant polyphenols. We have also created our own proprietary bio-delivery complex that encapsulates a variety of selected antioxidant ingredients to be effectively delivered directly to the skin without compromising their integrity. We are also creating and using our own uniquely innovative raw materials derived from the wine making process as opposed to only using commercially available raw materials. Our product line will also be packaged in high quality containers with inviting labels, versus the lesser quality plastic tubes and bottles used by Caudalie.

Other brands with similar lifestyle stories include SKII, Creme de la Mer and L’Occitane. These brands share the theme of being derived from nature and generally having a named or unnamed individual who was inspired by the benefits of certain raw materials. For example, the secret formula behind SKII is their “Pitera”, a yeast extract discovered by a monk who noticed the wonderfully youthful hands of workers who make Sake. These brands have revealed their stories and their inspirations by creating product lines where customers are invited to share in their innovations.

2. Licensing Agent

In view of the difficulties we have incurred in developing and bringing our planned skin care line to market, our management team has been searching for other business opportunities that would allow us to diversify and generate quicker sources of revenue.

In order to accomplish this result, our management and board of directors has decided to operate a line of business around licensing the Mondavi name in a luxury branding approach. It is our intent to leverage our Board Chairman’s highly visible and well-respected Mondavi name into other market categories as well as to acquire new brands and intellectual properties to own, develop and license in the luxury category, while continuing to develop our original luxury skin care products.

In doing so, we expect to house a number of distinct intellectual properties, trademarks, copyrights and licenses of the various operating businesses we are either able to acquire or with whom we can partner. Each arrangement is likely to be unique and result in our owning anywhere from 0% to 100% of the business. Depending on the circumstances surrounding each agreement, we could opt to fund these operational companies or enter into a joint venture with them. We, as the holding company will receive monies from all licenses which use the Mondavi, Davi and Carlo Mondavi names, among other intellectual property we may develop.

As our first step to further our new objective, we entered into an agreement with Constellation Brands Group (“CBG”), the parent entity of The Robert Mondavi Corporation (“RMC”). RMC has retained us to act as their licensing agent in agreements with Waterford Wedgewood USA, Inc. (“Waterford”) on the development of a Robert Mondavi stemware line. CBG owns certain intellectual property rights held in RMC, including the valued Robert-Mondavi licensed marks (the “Intellectual Property”), and we have been engaged to: (1) negotiate opportunities with Waterford to license the Intellectual Property with Waterford’s stemware products, (2) develop and implement strategic plans for branding Waterford’s products, and (3) facilitate the terms and conditions of any agreements with Waterford. In exchange, CBG has agreed to compensate us with a revenue share of one-third (33 -1/3%) of the gross revenues collected in any agreement we establish with Waterford. Gross revenues means the gross receipts actually received from any agreement with Waterford, including without limitation advance payments, minimum guarantees, royalty payments and other license fees.

On February 7, 2006, we successfully established the first license agreement (the “License Agreement”) with Waterford. RMC granted to Waterford the exclusive right to use the Intellectual Property in connection with the manufacture and worldwide distribution of Waterford’s stemware, barware, decanters, and other related products (the “Licensed Products”). Pursuant to the terms of the License Agreement, we have been retained to facilitate promotional efforts of the Licensed Products. Specifically, we have been retained to provide Waterford the services of Carlo Mondavi, our Chairman and Founder, to act as spokesman for the Licensed Products and to make personal appearances at scheduled promotional events. In exchange, Waterford has agreed to provide percentage royalties to RMC on net sales of the Licensed Products. Since we negotiated the terms and conditions of the License Agreement with Waterford and will provide promotional services to Waterford, we will share one-third (33 -1/3%) in any proceeds received from the License Agreement.

a. Business Development

As part of our effort to generate revenue from licensing intellectual property, we are seeking opportunities to acquire small companies in related businesses. Any acquisition we enter into at this point is expected to bring new capital and new opportunities with it; thereby offsetting our current corporate overhead and maximizing our ability to pursue future opportunities.

b. Sub-Agencies

We have recently entered into a Stock Purchase Agreement with Artist House Holdings, Inc. in which Artist House invested an additional $1,700,000 into our stock. As part of this agreement, we have agreed that Artist House Holdings, Inc. will be made our licensing agent in Japan. In this way we expect to create a more global presence and thereby generate additional revenues.

c. Competition

Competition for our proposed new venture of housing various luxury brands under one parent company are Louis Vuitton, Moet Hennesey and Gucci Group. These competitors focus mainly on brands that tend to complement their already existing line of business, while we are intending to focus on luxury brands in all areas of daily living. We feel that there are numerous companies that are available for acquisition or partnering who would ultimately be considered too small for our competition to acquire. We anticipate that such acquisitions will complement our licensing efforts related to the Mondavi and Davi names.

Research and Development

We expense research and development costs as incurred. These costs totaled $62,702 for the fiscal year ended December 31, 2005.

Existing and Probable Governmental Regulation

We are not aware of any existing or pending governmental regulation that will have a material impact on the operation of our business

Compliance with Environmental Laws

We did not incur any costs in connection with the compliance with any federal, state, or local environmental laws.

Employees

We currently have only one full-time administrative employee and three officers of the company on our payroll. The majority of our administrative requirements are handled by outside sources. Our employees are not represented by labor unions or collective bargaining agreements and our only key employee is Mr. Carlo Mondavi, our founder and chairman of our board of directors.

Executive Advisory Board

Our board of directors has created a blue ribbon Executive Advisory Board, assembled to assist our officers in making certain high level planning decisions. While the members of the Executive Advisory Board have no authority over our business operations, the board anticipates that their input will provide great value to our executives in their decision making process. This advisory board includes the following persons along with a brief description of their business background:

Robert G. Mondavi is the Founder and Chairman Emeritus of Robert Mondavi Winery. At the age of 90, Mr. Mondavi is a global emissary of American food and wine. He is also currently active as a major benefactor of cultural and educational institutions, including Copia, an American center for Wine Food and the Arts; and the University of California at Davis, establishing the Robert Mondavi Institute for Wine and Food Science.

Timothy J. Mondavi is the Vice Chairman and Winegrower for Robert Mondavi Winery. In this role, Mr. Mondavi leads the winegrowing team at the winery in setting the style and vision for every wine made. Mr. Mondavi graduated from the University of California at Davis in 1974.

R. Michael Mondavi is the former President and CEO of Robert Mondavi Winery. Mr. Mondavi has been active since 1966 as a winemaker and spokesperson for the winery and the wine making industry, traveling extensively on behalf of the business and industry.

Jean-Marc Benet grew up in the beauty industry. His father, Andre Benet, was the founder of Decleor, a Paris-based botanical professional skincare company. The Benet Family acquired Darphin, which at the time has a small skincare line based on aromatherapy and natural plant extracts. Over the last decade, the Bene family has grown Darphin to a full professional and retail skincare line with over 90 products. Today the company is dedicated to the development, manufacturing and marketing of prestige skin care and makeup products. Under the guidance of Jean-Marc Benet and his family, Darphin has grown from $500,000 in annual sales to in excess of $50,000,000 in annual sales and is currently sold in over 60 countries around the world. Estee Lauder acquired Darphin in 2003. Jean-Marc has remained on as General Manager for Darphin USA.

Plan of Operation

Forward-Looking Statements

Historical results and trends should not be taken as indicative of future operations. Management’s statements contained in this report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Actual results may differ materially from those included in the forward-looking statements. The Company intends such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “prospects,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. Further information concerning our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the Securities and Exchange Commission.

Skin Care Line

Our current plan of operation is to aggressively pursue the development, manufacture, distribution and sale of our planned skin care line of products. We are still in the process of developing our skin crème product line. Once the development of these products is complete, we plan to start manufacturing and marketing them to consumers through high-end retailers and distributors.

We had planned to complete the initial manufacturing of our products during the second quarter of 2005, with the ultimate goal of shipping our first product to stores by the end of the third quarter. We were unable to meet that time frame and have now adjusted our plans to project completion of manufacturing process and the initial launch of our skin care line by the end of the third quarter of 2006. This delay will allow us additional time to cultivate strategic partnerships, acquisitions or licensing and distribution agreements with existing companies. We believe that our agreement making Artist House Holdings, Inc. our licensing agent in Japan will afford us greater opportunities for distribution of our product in the Asian Market, which our research has identified as the leading market in the world for the consumption of skin crème products.

1.	Development

We are still in the development process, which we see as involving two basic phases: (1) creating the products with a formulator; and (2) testing the formulations as they are developed.

We have a contract with a formulator to create a series of skin crème products, including the following:

1.	Cleanser;
2.	Facial Scrub;
3.	Eye Cream;
4.	Revitalizing Moisturizer;
5.	Daily Moisturizer with an SPF rating for sun protection;
6.	Intensive treatment serum;

7.	Purifying Clay Mask;
8.	Toner; and
9.	Lip Treatment.

We have developed formulations for our products using a proprietary bio complex blend of 10 different raw materials, which are consistent across all of the products we are developing. The key items are the materials containing the anti-oxidant properties that are believed to help fight free radical damage caused by sunlight, stress and other environmental factors. Other key ingredients used in these formulas have been selected for their efficacy in helping to correct existing damage and thereby also supporting our anti-aging goals.

We are currently in the process of testing our new products with our formulator and making adjustments to the formulations where necessary. Our goal is to create an end product that provides consumers with a pleasurable sensory experience, most particularly smell and touch, along with the anti-aging cosmetic results we plan to promote.

We consider these formulations as they are being developed and tested to be proprietary, and thus have been and will remain vigilant in protecting the details of our developing product mix.

As the products are expected to be sold over the counter, we do not anticipate needing or obtaining any Federal Food and Drug Administration approvals and we do not plan on doing any clinical testing of any kind. The products containing SPF or any other over the counter ingredients, however, will need to meet FDA testing regulations and the global standards for sales in countries other than the United States.

2.	Manufacture

Once the formula is fixed for each product, the manufacturer will create a commercial batch of each product, bottle and package the products for us. We are also in the process of choosing all the peripheral items involved in the manufacturing and marketing process, including:

a.	the shape and size of the product containers;
b.	the types of caps;
c.	the packaging;
d.	the logo and label designs; and
e.	unit cartons.

3.	Marketing and Distribution

In general, we are hoping to start manufacturing and marketing our products to consumers through high-end retailers and distributors. We now anticipate that we will not be able to introduce these products to market until at least the third quarter of 2006. We originally had expected to launch our skin care line of products during 2005; however, we are now in negotiations with major international cosmetic companies with the idea of creating a strategic alliance exclusively with one of them for licensing and/or distribution. This alliance would immediately relieve our small company of the very large financial burdens associated with financing and marketing. The proposed alliance would enable us to capitalize on already established distribution and marketing contracts. The alliance would run parallel to our going directly to retailers as previously indicated.

Luxury Branding and Acquisitions

During the normal course of business, our management team has been searching for other business opportunities that would allow us to diversify our sources of revenue.

In order to accomplish this new portion of our business plan, our board of directors will focus more on becoming a luxury brands headquarters. It is our intent to leverage our Chairman of the Board’s highly visible and well-respected Mondavi name into other market categories as well as to acquire new brands and intellectual properties to own, develop and license in the luxury category, while continuing to develop our original luxury skin care products.

It is our intent that our company will become a holding company that will maintain the intellectual properties, trademarks, copyrights and licenses of the various operating businesses we are able to acquire or partner with. Our Company will own anywhere from 0% to 100% of these operational companies. Depending on the circumstances surrounding each opportunity, management anticipates it will choose to fund these operational companies or enter into a joint venture with them. The holding company will generate revenues from all licenses it issues to use the Mondavi, Davi and Carlo Mondavi names.

As our first step to further our new objective, we entered into an agreement with Constellation Brands Group (“CBG”), the parent entity of The Robert Mondavi Corporation (“RMC”). RMC has retained us to act as their licensing agent in agreements with Waterford Wedgewood USA, Inc. (“Waterford”) on the development of a Robert Mondavi stemware line. CBG owns certain intellectual property rights held in RMC, including the valued Robert-Mondavi licensed marks (the “Intellectual Property”), and we have been engaged to (1) negotiate opportunities with Waterford to license the Intellectual Property with Waterford’s stemware products, (2) develop and implement strategic plans for branding Waterford’s products, and (3) facilitate the terms and conditions of any agreements with Waterford. In exchange, CBG has agreed to compensate us with a revenue share of one-third percent (33 -1/3%) of the gross revenues collected in any agreement we establish with Waterford. Gross revenues means the gross receipts actually received from any agreement with Waterford, including without limitation advance payments, minimum guarantees, royalty payments and other license fees.

On February 7, 2006, we successfully established the first license agreement (the “License Agreement”) with Waterford. RMC granted to Waterford the exclusive right to use the Intellectual Property in connection with the manufacture and worldwide distribution of Waterford’s stemware, barware, decanters, and other related products (the “Licensed Products”). Pursuant to the terms of the License Agreement, we have been retained to facilitate promotional efforts of the Licensed Products. Specifically, we have been retained to provide Waterford the services of Carlo Mondavi, our Chairman and Founder, to act as spokesman for the Licensed Products and to make personal appearances at scheduled promotional events. In exchange, Waterford agreed to provide percentage royalties to RMC on net sales of the Licensed Products. Since we negotiated the terms and conditions of the License Agreement with Waterford and will provide promotional services to Waterford, we will share one-third percent (33 -1/3%) in any proceeds received from the License Agreement.

Results of Operations for the Years Ended December 31, 2005 and 2004

We had no operating revenues during the fiscal year ended December 31, 2005 as we were in the development stage of our business plan. Our operating expenses were $3,412,309 for the fiscal year ended December 31, 2005, and were largely attributable to $633,203 for selling, general and administrative, $15,324 in depreciation, $2,597,764 for consulting fees (of which, $2,285,699 is attributable to stock options issued), and $166,018 for professional fees. We incurred a net loss of $3,398,278 for the fiscal year ended December 31, 2005 up from $1,568,744 for the fiscal year ended December 31, 2004.

Assets

As of December 31, 2005, we had total assets of $1,775,222. As of December 31, 2005, our current assets consisted of cash in the amount of $3,617, certificate of deposit in the amount of $1,698,956, accounts receivable of $6,000, and $7,025 in prepaid expenses.

Liabilities and Stockholders Deficit

Our total liabilities as of December 31, 2005 were $297,802. Our liabilities consisted of accounts payable in the amount of $67,802, convertible notes payable of $230,000.

The notes payable consists of a single, convertible promissory note issued in March of 2003. This Note came due, after extensions, on December 31, 2005 and remains unpaid. The ownership of this Note is now in question and management is investigating our obligations in relation to the dispute.

Liquidity and Capital Resources

As of December 31, 2005, we maintained $3,617 in cash and a certificate of deposit in the amount of $1,698,956. These funds are the result of sales of our stock through exempt private placements in 2005. We also received additional funding in the amount of $1,700,000 from the sale of our common stock to Artist House during the first quarter of 2006.

We anticipate that these funds will be sufficient to fund our operations over the next twelve months with the exception of any acquisitions we decide to make which may require additional stock sales or debt financing.

Off Balance Sheet Arrangements

As of December 31, 2005, there were no off balance sheet arrangements.

Going Concern

Due to our current cash flow constraints, our accumulated deficit and no operations, our auditors have expressed substantial doubt about our ability to continue as a going concern in their audit report for 2005.

Inflation

Management believes that inflation has not had a material effect on our results of operations

Revenue Recognition

Revenues are recognized when products are sold and/or delivered. Costs and expenses are recognized during the period in which they are incurred.

Controls and Procedures

We carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) as of December 31, 2005. This evaluation was carried out under the supervision and with the participation of our Chief Executive Officer, Mr. Joseph Spellman and our interim Chief Financial Officer, Mr. Josh LeVine. Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of December 31, 2005, our disclosure controls and procedures are effective. There have been no significant changes in our internal controls over financial reporting during the quarter ended December 31, 2005 that have materially affected or are reasonably likely to materially affect such controls.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act are recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

Limitations on the Effectiveness of Internal Controls

Our management does not expect that our disclosure controls and procedures or our internal control over financial reporting will necessarily prevent all fraud and material error. Our disclosure controls and procedures are designed to provide reasonable assurance of achieving our objectives and our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are effective at that reasonable assurance level. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the internal control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate.

Recently Issued Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123-R, "Share-Based Payment," which requires that the compensation cost relating to share-based payment transactions (including the cost of all employee stock options) be recognized in the financial statements. That cost will be measured based on the estimated fair value of the equity or liability instruments issued. SFAS No. 123-R covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No.123-R replaces SFAS No. 123, and supersedes APB Opinion No. 25. Small Business Issuers are required to apply SFAS No. 123-R in the first reporting period or fiscal years that begin after December 15, 2005. Thus, our consolidated financial statements will reflect an expense for (a) all share-based compensation arrangements granted after December 31, 2005 and for any such arrangements that are modified, cancelled, or repurchased after that date, and (b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant-date estimated fair value.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections," which replaces APB Opinion No. 20 and FASB Statement No. 3. This pronouncement applies to all voluntary changes in accounting principle, and revises the requirements for accounting for and reporting a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle, unless it is impracticable to do so. This pronouncement also requires that a change in the method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate that is affected by a change in accounting principle. SFAS No. 154 retains many provisions of APB Opinion 20 without change, including those related to reporting a change in accounting estimate, a change in the reporting entity, and correction of an error. The pronouncement also carries forward the provisions of SFAS No. 3 which govern reporting accounting changes in interim financial statements. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Statement does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of SFAS No. 154.

In February 2006, the FASB issued SFAS No. 155 entitled “Accounting for Certain Hybrid Financial Instruments,” an amendment of SFAS No. 133 (“Accounting for Derivative Instruments and Hedging Activities”) and SFAS No. 140 (“Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”). In this context, a hybrid financial instrument refers to certain derivatives embedded in other financial instruments. SFAS No. 155 permits fair value re-measurement of any hybrid financial instrument which contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133. SFAS No. 155 also establishes a requirement to evaluate interests in securitized financial assets in order to identify interests that are either freestanding derivatives or “hybrids” which contain an embedded derivative requiring bifurcation. In addition, SFAS No. 155 clarifies which interest/principal strips are subject to SFAS No. 133, and provides that concentrations of credit risk in the form of subordination are not embedded derivatives. SFAS No. 155 amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative. When SFAS No. 155 is adopted, any difference between the total carrying amount of the components of a bifurcated hybrid financial instrument and the fair value of the combined “hybrid” must be recognized as a cumulative-effect adjustment of beginning deficit/retained earnings.

SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. Earlier adoption is permitted only as of the beginning of a fiscal year, provided that the entity has not yet issued any annual or interim financial statements for such year. Restatement of prior periods is prohibited.

Management does not believe that SFAS No. 154 and No. 155 will have an impact on our consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC did not or are not believed by management to have a material impact on our present or future consolidated financial statements included elsewhere herein.

Description of Property

Store Location and Description

Currently, we do not own any real estate. We rent office space at 301 North Canon Drive, Suite #207, Beverly Hills, California 90210. From January, 2005 to June, 2005, we paid $3,700.00 per month on a month-to-month basis. Beginning in June, 2005, we moved into a larger space in the same building and consequently, our rent has increased to $10,500 per month.

Certain Relationships and Related Transactions

None of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction during the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

Market for Common Equity and Related Stockholder Matters

Market Information

Market Information

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by the NASD. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Our shares are quoted on the OTCBB under the symbol “DAVN.OB.”

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending December 31, 2005
Quarter Ended	High $	Low $
March 31, 2005	$5.75	$3.70
June 30, 2005	$6.00	$3.30
September 30, 2005	$3.85	$1.20
December 31, 2005	$3.75	$1.75
March 31, 2006	$3.50	$0.26

Fiscal Year Ended December 31, 2004
Quarter Ended	High $	Low $
March 31, 2004	$0.04	$0.01
June 30, 2004	$0.02	$0.01
September 30, 2004	$3.00	$0.01
December 31, 2004	$5.25	$2.75

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders of Our Common Stock

As May 1, 2006, we had approximately 12,115,820 shareholders of record of our common stock and several other stockholders hold shares in street name.

Registration Rights

The selling shareholders have the right to require us to register their common shares with the US Securities and Exchange Commission. These rights are evidenced by a portion of our Share Purchase Agreement and an obligation to register certain shares under oral agreements with certain shareholders. These are the sole reasons for our filing of this registration statement on behalf of the selling shareholders. The Agreement provides, in part, that we are obligated to file a registration statement on their behalf for all of their 566,667 shares of common stock within 45 days of the purchase of this stock from us. They purchased their stock on March 27, 2006.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about our compensation plans under which shares of common stock may be issued upon the exercise of options as of May 1, 2006.

Equity Compensation Plans as of May 1, 2006
	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and right	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	335,000 shares	$0.53 per share	2,165,000 shares
Equity compensation plans not approved by security holders	1,250,000 shares	$0.25 per share	-
Total	1,585,000 shares	$0.31	2,165,000 shares

Executive Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our current executive officers for each of the last three completed fiscal years.

		Annual Compensation				Long Term Compensation
Name	Title	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awarded ($)	Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Carlo Mondavi	Chairman of Board of Directors	2005 2004 2003	96,000 64,000 0	0 0 0	0 15,900 0	0 0 0	0 0 0	0 0 0	0 0 0
Josh LeVine	Secretary, Treasurer, Interim CFO Director	2005 2004 2003	66,000 44,000 0	0 0 0	0 11,000 0	0 0 0	0 0 0	0 0 0	0 0 0
Parrish Medley	Former Vice President, Director	2005 2004 2003	96,000 40,000 0	0 0 0	0 40,000 0	0 0 0	0 0 0	0 0 0	0 0 0
Margaret Robley	Former CFO	2005 2004 2003	0 0 0	0 0 0	45,000 4,131 0	0 0 0	0 0 0	0 0 0	0 0 0
Joseph Spellman,	CEO, President, Director	2005 2004 2003	0 0 0	0 0 0	20,000 0 0	0 0 0	1,250,000 0 0	0 0 0	0 0 0

Compensation to Directors

Our directors are not compensated for their services as directors.

Summary of Options Grants

The following table sets forth the individual grants of stock options we made during the year ended December 31, 2005, for the named executive officers:

OPTION / SAR GRANTS IN LAST FISCAL YEAR
Name	Number of securities underlying options / SARs granted (#)	Percent of total options / SARs granted to employees in fiscal year	Exercise or Base price ($ /Sh)	Expiration date
Joseph Spellman	1,250,000	100%	$0.25/share	June 2, 2007

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1	Report of Independent Registered Public Accounting Firm;

Audited Financial Statements:
F-2	Consolidated Balance Sheet as of December 31, 2005, and December 31, 2004;
F-3	Consolidated Statement of Operations - Years Ended December 31, 2005 and December 31, 2004, and From Inception through December 31, 2005;
F-4	Consolidated Statement of Stockholders’ Equity (Deficit) and Comprehensive Loss for the period from March 19, 2004 to December 31, 2005;
F-5	Statements of Cash Flows for the Years Ended December 31, 2005 and December 31, 2004, and from Inception through December 31, 2005;
F-6	Notes to Financial Statements;

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Daviskin, Inc. (formerly MW Medical, Inc.)
(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of Daviskin, Inc. (formerly MW Medical, Inc.) (a Nevada development stage company) as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 2005 and 2004, and for the period of March 21, 2004 (date of inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Daviskin, Inc. (formerly MW Medical, Inc.) (a development stage company) as of December 31, 2005 and 2004, and the results of its operations, changes in stockholders' equity, and its cash flows for the years ended December 31, 2005 and 2004, and for the period of March 21, 2004 (date of inception) to December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company currently has cash flow constraints, an accumulated deficit and has no operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CERTIFIED PUBLIC ACCOUNTANTS
Salt Lake City, Utah
April 14, 2006

5296 S. Commerce Dr. #300
(53rd South@ I-15)
Salt Lake City, Utah 84107
Telephone 801-281-4700
Facsimile 801-281-4701

DAVI SKIN, INC.
(formerly MW Medical, Inc.)
(A Developmental Stage Company)
CONSOLIDATED BALANCE SHEET
As of December 31, 2005 and 2004

ASSETS	2005	2004

Current Assests
Cash	$3,617	$506,131
Certificate of Deposit	1,698,956	312,952
Accounts Receivable	6,000	0
Prepaid Expenses	7,025	9,375
TOTAL CURRENT ASSETS	1,715,598	828,458

Fixed Assets, net of accumulated depreciation of $17,807	48,119	35,703

Other Assets
Deposits	11,505	3,700

TOTAL ASSETS	$1,775,222	$867,861

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$67,802	$39,160
Short term notes payable	0	10,500
Notes payable- related parties	230,000	210,000
Cash received pending stock issuance	0	480,000

TOTAL CURRENT LIABILITIES	297,802	739,660

		-

Stockholders' Equity
Preferred stock; $.001 par value; 10,000,000 shares authorized,
and no shares issued and outstanding	0	0
Common stock; $.001 par value; 90,000,000 shares authorized,
11,532,618 shares issued and outstanding	11,533	10,713
Additional paid-in capital	6,518,840	2,007,069
Additional paid-in capital-warrants	180,873	0
Prepaid consulting expense	(68,750)	(114,584)
Stock subscriptions receivable	-	(8,200
Accumulated deficit during developmental stage	(5,165,076)	(1,766,797)

TOTAL STOCKHOLDERS' EQUITY	1,477,420	128,201

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,775,222	$867,861

See Accompanying Notes to Consolidated Financial Statements.

DAVI SKIN, INC.
(formerly MW Medical, Inc.)
(A Developmental Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS
For the years ended December 31, 2005 and 2004,
and from March 19, 2004 (date of inception) through December 31, 2005

			From inception
	2005	2004	through 2005
Revenues	$-	$-	$-
Cost of revenues	-	-	-
Gross Profit (Loss)	-	-	-
Operating Expenses
Selling, general and administrative	633,203	804,261	1,437,464
Depreciation	15,324	3,409	18,734
Consulting Fees	2,597,764	705,840	3,303,604
Professional Fees	166,018	50,432	216,450
Total oper. Expenses	3,412,309	1,563,942	4,976,252

(Loss) From operations	(3,412,309)	(1,563,942)	(4,976,252)

Other Income (expenses)
Interest expenses	(20,005)	(10,000)	(30,005)
Interest income	34,570	5,198	39,768
Loss on sale of assets	(534)	-	(534)
Total other income (expense)	14,031	(4,802)	9,229

NET (LOSS)	$(3,398,278)	$(1,568,744)	$(4,967,023)

Basic (loss) per common share	$(0.37)	$(0.15)

Diluted loss per common share	$(0.37)	$(0.15)

Basic and diluted weighted average common shares outstanding	9,216,205	10,521,806

See Accompanying Notes to Consolidated Financial Statements.

DAVI SKIN, INC.
(formerly MW Medical, Inc.)
(A Developmental Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY
FOR THE PERIOD FROM MARCH 24, 2004 TO December 31, 2005

	Preferred Stock		Common Stock		Stock Subscription Receivable	Prepaid Consulting Expense	Additional Paid In Capital	Accumulated Deficit During Development	Total Stockholders
	Shares	Amount	Shares	Amount				Stage	Equity
Balance, 3/21/04
(Date of Inception)	0	$0	0	$0	$0	$0	$0	$0	$0
Issuance of common
stock to founders,
$.001 per share	0	0	8,200,000	8,200	(8,200)	0	0	0	0
Issuances of common
stock, weighted
average price of $.50
per share	0	0	1,545,634	1,546	0	0	763,802	0	765,348
Issuance of common
stock related to
acquisition of
MW Medical, Inc.	0	0	642,729	642	0	0	0	(198,053)	(197,411)
Issuance of common
stock related to
consulting services	0	0	325,000	325	0	0	162,175	0	162,500
Prepaid consulting expense
related to stock issuances	0	0	0	0	0	(114,584)	0	0	(114,584)
Stock options issued
to outside parties	0	0	0	0	0	0	1,081,092	0	1,081,092
Net loss	0	0	0	0	0	0	0	(1,568,744)	(1,568,744)

Balance, 12/31/2004	0	$0	10,713,363	$10,713	$(8,200)	$(114,584)	$2,007,069	$(1,766,797)	$128,201
Issuance of shares
resulting from options
exercised at $2 per share	0	0	5,000	5	0	0	9,995	0	10,000
Issuances shares sold in a
private placement offering
and issued on various
dates at $3 per share	0	0	794,255	795	0	0	2,381,970	0	2,382,765
Issuance of shares resulting
from options exercised at
$.75 per share	0	0	20,000	20	0	0	14,980	0	15,000
Change in stock subscripions
receivable	0	0	0	0	8,200	0	0	0	8,200
Prepaid consulting fees
expensed during 2005	0	0	0	0	0	45,834	0	0	45,834
Stock options granted to
consultants for services	0	0	0	0	0	0	2,285,699	0	2,285,699
Net Loss	0	0	0	0	0	0	0	(3,398,279)	(3,398,279)

Balance at 12/312005	0	$0	11,532,618	11,533	$0	$(68,750)	$6,699,713	$(5,165,076)	$1,477,420

See Accompanying Notes to Consolidated Financial Statements.

DAVI SKIN, INC.
(formerly MW Medical, Inc.)
(A Developmental Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS
For the years ended December 31, 2005 and 2004
and from March 19, 2004 (date of inception) through December 31, 2005

			From inception
	2005	2004	through 2005

OPERATING ACTIVITIES
Net (loss)	$(3,398,278)	$(1,568,744)	$(4,967,023)
Adjustments to reconcile net (loss) to net
cash used in operating activities:
Prepaid consulting expense	45,834	-	(45,834)
Stock based compensation & expenses	2,285,699	940,391	3,226,090
Depreciation and amortization	15,324	3,409	18,733
Accrued interest	20,000	10,000	30,000
Loss on sale of fixed assets	534		534
Changes in operating assets and liabilities:
Prepaid Expenses	2,350	(9,375)	(7,025)
Deposits	(7,805)	(3,700)	(11,505)
Accounts Payable	28,642	39,160	67,803
Accounts Receivable	(32,383)	-	(32,383)
Contingent Liabilities	26,383	-	26,383
Net Cash (used) by
Operating Activities	(1,013,700)	(588,859)	(1,602,559)

INVESTING ACTIVITIES
Cash flow from investing activities:
Change in certificate of deposit	(1,386,004)	(312,952)	(1,698,956)
Sale of fixed assets	1,739	-	1,739
Purchase of fixed assets	(41,385)	(39,112)	(80,497)
Net cash used in
investing activities	(1,425,650)	(352,064)	(1,777,714)

FINANCING ACTIVITIES
Cash flows from financing activities
Proceeds from stock transactions	1,947,336	1,236,554	3,183,890
Short term notes payable	(10,500)	10,500	-
Notes payable- related party	-	200,000	200,000
Net cash provided by
financing activities	1,936,836	1,447,054	3,383,890

Net change in cash and cash equivalents	(502,514)	506,131	3,617

Cash beginning of period	506,131	-	-

Cash end of period	$3,617	$506,131	$3,617

NON CASH ACTIVITIES
Issuance of common stock related to prepaid consulting fees	$-	$162,500

Interest paid	$5	$-
Taxes paid	$-	$-

See Accompanying Notes to Consolidated Financial Statements.

DAVISKIN, INC.
(formerly MW Medical, Inc.)
(A Development Stage Company)
December 31, 2005

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

Description of business. Davi Skin, Inc., formerly MW Medical, Inc., (referred to as the “Company”) is involved in the establishment and development of an all natural grape-based skin care line.

History. On June 21, 2004, the Company completed and closed a Plan of Merger and Reorganization Agreement (“Merger Transaction”) with Davi Skin, Inc. (“Davi”), a privately owned company, whereby both parties agreed that a subsidiary of the Company would merge into and with Davi and become a wholly owned subsidiary of the Company. As consideration for this merger transaction, the Company issued 9,768,327 shares of its common stock in exchange for all the outstanding common stock of Davi on a one-for-one share exchange basis. The Agreement further provided for the Company’s officers and directors were to resign and the board of directors of Davi would become the board of directors for the Company. This transaction has been accounted for as a recapitalization or reverse merger whereby Davi would be considered the accounting acquirer, and the accounting history of the acquirer would be carried forward as the history for the Company and no goodwill would be recorded. Accordingly, the accompanying financial statements reflect the history of Davi from its date incorporation of March 19, 2004 (incorporated in the State of Nevada). Prior to the merger transaction, the Company had 645,033 shares of its common stock outstanding, $1,922 in accounts payable, $200,000 in a note payable to a related party and no assets.

Development stage company. The accompanying financial statements have been prepared in accordance with the Statement of Financial Accounting Standards No. 7 “Accounting and Reporting by Development-Stage Enterprises”. A development-stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenue there from.

Going concern. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $4,967,023 since its inception and may require additional capital for its operational activities. Subsequent to year end, the company received $1,700,000 for the purchase of common stock from an offering from one investor through the private placement offering currently in place. The Company’s ability to raise additional capital through the future issuances of the common stock is unknown. Obtaining additional financing and attaining profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

Definition of fiscal year. The Company’s fiscal year end is December 31.

Use of estimates. The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

DAVISKIN, INC.
(formerly MW Medical, Inc.)
(A Development Stage Company)
December 31, 2005

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

1.     DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES
        (continued)

Revenue recognition. Revenues are recognized when services are rendered and/or delivered. Costs and expenses are recognized during the period in which they are incurred.

Cash and Cash Equivalents. The Company considers all highly liquid short-term investments, with original maturities of three months or less, to be cash equivalents. Such cash equivalents generally are part of the Company’s cash management activities rather than part of its operating, investing, and financing activities. Changes in the market value of cash equivalents result in gains or losses that are recognized in the income statement in the period in which they occur.

Fixed assets. Fixed assets are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 3 to 10 years. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense). The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related un-discounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Fair value of financial instruments .Statement of Financial Accounting Standards (“SFAS”) No. 107, “Disclosure About Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The carrying amounts and estimated fair values of the Company’s financial instruments approximate their fair value due to their short-term nature.

Earnings (loss) per share - Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities. Basic earnings (loss) per share is computed using the weighted-average number of outstanding common shares during the applicable period. Diluted earnings (loss) per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive. Stock options representing 1,648,000 common shares were excluded from the computation because the effect was antidilutive. Stock option are antidilutive when the results from operations are a net loss, as is the case for the for the period ended December 31, 2005 and 2004 and from inception to December 31, 2005, or when the exercise price of the options is greater than the average market price of the common stock for the period.

Research and Development - The Company expenses research and development costs as incurred. These costs totaled $62,702 for the year ended December 31, 2005 and $10625 for 2004.

DAVISKIN, INC.
(formerly MW Medical, Inc.)
(A Development Stage Company)
December 31, 2005

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

1.     DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES
        (continued)

Income taxes. The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes”, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

As of December 31, 2005, the Company has available net operating loss carryovers of approximately $5,000,000 that will expire in various periods through 2026. Such losses may not be fully deductible due to the significant amounts of non-cash service costs. The Company has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

Comprehensive income (loss). The Company has no components of other comprehensive income. Accordingly, net loss equals comprehensive loss for all periods.

Advertising costs. Advertising costs incurred in the normal course of operations are expensed as incurred. No advertising costs have been incurred from March 21, 2004 (date of inception) through December 31, 2005.

Rent Costs.  The Company currently leases office space on a month-to-month basis and does not carry a long term lease with its landlord.
Stock-based compensation - The Company applies Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees, and Related Interpretations,” in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds the exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, “Accounting for Stock-Based Compensation,” which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model. For the period from March 21, 2004 (date of inception) through December 31, 2005 there were no stock options and/or warrants granted to employees.

In order to determine compensation on options issued to consultants, as well as fair value disclosures for employees options, the fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model. The Company estimates the requisite service period used in the Black-Scholes calculation based on an analysis of vesting and exercisability conditions, explicit, implicit, and/or derived service periods, and the probability of the satisfaction of any performance or service conditions. The Company also considers whether the requisite service has been rendered when recognizing compensation costs. The Company does not consider market conditions to be vesting conditions and an award is not deemed to be forfeited solely because a market condition is not satisfied.

In December 2003, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". SFAS No. 148 amends the transition and disclosure provisions of SFAS No. 123. The Company is currently evaluating SFAS No. 148 to determine if it will adopt SFAS No. 123 to account for employee stock options using the fair value method and, if so, when to begin transition to that method.

Recently Issued Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123-R, "Share-Based Payment," which requires that the compensation cost relating to share-based payment transactions (including the cost of all employee stock options) be recognized in the financial statements. That cost will be measured based on the estimated fair value of the equity or liability instruments issued. SFAS No. 123-R covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No.123-R replaces SFAS No. 123, and supersedes APB Opinion No. 25. Small Business Issuers are required to apply SFAS No. 123-R in the first reporting period or fiscal years that begin after December 15, 2005. Thus, our consolidated financial statements will reflect an expense for (a) all share-based compensation arrangements granted after December 31, 2005 and for any such arrangements that are modified, cancelled, or repurchased after that date, and (b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant-date estimated fair value.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections," which replaces APB Opinion No. 20 and FASB Statement No. 3. This pronouncement applies to all voluntary changes in accounting principle, and revises the requirements for accounting for and reporting a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle, unless it is impracticable to do so. This pronouncement also requires that a change in the method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate that is affected by a change in accounting principle. SFAS No. 154 retains many provisions of APB Opinion 20 without change, including those related to reporting a change in accounting estimate, a change in the reporting entity, and correction of an error. The pronouncement also carries forward the provisions of SFAS No. 3 which govern reporting accounting changes in interim financial statements. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Statement does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of SFAS No. 154.

In February 2006, the FASB issued SFAS No. 155 entitled “Accounting for Certain Hybrid Financial Instruments,” an amendment of SFAS No. 133 (“Accounting for Derivative Instruments and Hedging Activities”) and SFAS No. 140 (“Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”). In this context, a hybrid financial instrument refers to certain derivatives embedded in other financial instruments. SFAS No. 155 permits fair value re-measurement of any hybrid financial instrument which contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133. SFAS No. 155 also establishes a requirement to evaluate interests in securitized financial assets in order to identify interests that are either freestanding derivatives or “hybrids” which contain an embedded derivative requiring bifurcation. In addition, SFAS No. 155 clarifies which interest/principal strips are subject to SFAS No. 133, and provides that concentrations of credit risk in the form of subordination are not embedded derivatives. SFAS No. 155 amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative. When SFAS No. 155 is adopted, any difference between the total carrying amount of the components of a bifurcated hybrid financial instrument and the fair value of the combined “hybrid” must be recognized as a cumulative-effect adjustment of beginning deficit/retained earnings.

SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. Earlier adoption is permitted only as of the beginning of a fiscal year, provided that the entity has not yet issued any annual or interim financial statements for such year. Restatement of prior periods is prohibited.

Management does not believe that SFAS No. 154 and No. 155 will have an impact on our consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC did not or are not believed by management to have a material impact on our present or future consolidated financial statements included elsewhere herein.

DAVISKIN, INC.
(formerly MW Medical, Inc.)
(A Development Stage Company)
December 31, 2005

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

2.      FIXED ASSETS

Fixed assets consist of the following as of December 31, 2005 and 2004:

Furniture and fixtures                           $49,682        $22,202
Computer equipment   $16,245        $16,910
                 $65,926        $39,112
Less: accumulated depreciation          -17,807        $  3,409
Fixed assets, net                                    $48,119        $35,703

3.     PREPAID EXPENSES
During 2005, the Company paid $10,000 as retainer to two separate law firms . $2,975 was expensed as legal fees during the year leaving prepaid legal fees of $7,025 on December 31, 2005.

4.     NOTE PAYABLE
The Company owes $200,000 on a convertible promissory note. The note was originally due December 31, 2004 and carries an interest rate of 10% per annum. Accordingly, interest of $30,000 has been accrued and included in the balance of the note payable. This Note came due, after extensions, on December 31, 2005 and remains unpaid.

5.       CAPITAL STOCK TRANSACTIONS

Preferred stock- The authorized preferred stock is 10,000,000 shares at $0.001 par value. As of December 31, 2005 there were no preferred shares issued or outstanding.

Common Stock- The authorized common stock is 90,000,000 shares at $0.001 par value. During the year, the Company sold equity securities through two separate offerings without registration under the Securities Act of 1933.As of December 31, 2004, there were 10,713,363 shares of common stock outstanding. During the year, 5,000 shares of stock were issued from options exercised at $2 per share and 20,000 shares of stock were issued from options exercised at .75 per share. 794,255 shares were sold in a private placement offering and issued at various dates at $3 per share. There were a total of 819,255 shares of stock issued during 2005 which resulted in 11,532,618 shares outstanding on December 31, 2005. During the year, $45,834 was amortized from the contra-equity account and expensed as Consulting and Professional fees.

6.           COMMON STOCK OPTIONS
The Board of Directors administers the Company’s stock option plan which provides for the granting of rights to purchase shares to the Company’s directors (including non-employee directors), executive officers, key employees, and outside consultants. As of December 31, 2005, all options issued under this plan were issued to non-employee outside consultants. No options have been issued to employees. The Board of Directors sets the vesting period and exercise price per issuance basis as determined by the purpose of the individual issuance.

On November 1, 2005, the Company entered into an employment agreement (“Agreement”) with its President. The term of the Agreement is for two years with an annual salary of $120,000. The Agreement provides for bonuses to its President based upon financial performance of the Company to be determined at

DAVISKIN, INC.
(formerly MW Medical, Inc.)
(A Development State Company)
December 31, 2005

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

7.     COMMON STOCK OPTIONS(continued)

the sole discretion of the Company’s Board of Directors after consultation with its President. The Agreement also provides for equity-based compensation to purchase up to 1,250,000 shares of the Company’s common stock (“Stock Options”) at a purchase price of $0.25 per share. The Stock Options will vest as follows: 250,000 shares upon execution of the Agreement; 500,000 shares on March 1, 2006; and 250,000 shares on each March 1, and June 1, 2006. The estimated fair value of the Stock Options have been determined using Black-Scholes option pricing model using the following assumptions: exercise price of$0.25, closing stock price on date of the Agreement of $3.50, historical stock price volatility of 77%, risk free interest rate of 3.50%; dividend yield of 0% and 3 year term. The estimated fair value of the Stock Options totaled $4,102,537 which will be expensed over the vesting period. During the year ended December 31, 2005, the Company recorded an expense related to the Stock Options totaling $2,285,699.

8.     EQUITY SECURITIES OFFERINGS

On January 1, 2005, the Company commenced two separate equity securities offerings. The first offering (“offering one”) is targeted to Non-United States investors and the second offering (“offering two”) is targeted to domestic investors. Both offerings allow the investor to purchase one unit, consisting of two shares of common stock and one warrant to purchase one share of common stock at $4.50, exercisable for 24 months. The purchase price of each unit is $6.00. The market price of the Company’s common stock on the date of offering was $5.25. There is no vesting period for the warrants; however, they are only exercisable for 24 months after the date of purchase. As of December 31, 2005, a total of 402,895 and 391,360 units have been sold from offering one and offering two, respectively.

The warrants issued during the year were valued at $180,873 using the Black-Scholes option pricing model and is described as “Additional paid in capital - warrants” in the stockholders’ equity section of the balance sheet. The following table summarizes the warrants issued during the fourth quarter, 2005. Assumptions related to warrants issued in prior quarters of 2005 have been disclosed in the Company’s quarterly financial reports.

Number of warrants issued	60,000
Stock price at grant date	$ 3.50
Exercise price	$ 4.50
Term	24 months
Volatility	60,000 warrants at 69%

Annual rate of quarterly dividends	0.00%
Discount Rate-Bond Equivalent Yield	3.50%

DAVISKIN, INC.
(formerly MW Medical, Inc.)
(A Development State Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

9.     SUBSEQUENT EVENTS

In February, 2006, the Company entered into an agreement with Constellation Brands Group to act as its licensing agent in agreements with Waterford Wedgewood USA, Inc. on the development of a Robert Mondavi stemware line.

In March, 2006, Parrish Medley resigned from his position as Vice President. The Company has not yet engaged anyone to replace him.

In March, 2006, the Company entered into a Stock Purchase Agreement with Artist House Holding, Inc. Under the Stock Purchase Agreement, Artist House has agreed to purchase 283,333 “Securities Units,” consisting of 566,667 shares of common stock and a warrant to purchase an additional 283,333 shares of common stock at $4.50 per share exercisable for 24 months, in exchange for $1,700,000, at an effective price of $3.00 per share. Under the terms of the agreement, the company must file a registration statement for the 566,667 shares of common stock within 45 days. Any failure to file this registration statement within the time frame described will cause the Company to incur a late fee of 1,000 shares per day to be issued to Artist House.

Changes In and Disagreements with Accountants

We did not have any change or disagreements with our auditor on any matter of accounting principles or practices, disclosure, or auditing scope or procedure.

Available Information

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Representations made in the registration statement are summaries of the material terms of our referenced contracts, agreements or documents. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving our business, and the representations we have made in this prospectus are qualified in their entirety by reference to these additional materials. We also file annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and proxy and information statements and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act.

The public may read and copy these materials at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website(http://www.sec.gov) that contains reports, proxy and information statements and other information regarding our Company and other companies that file materials with the SEC electronically. Our headquarters are located at 301 North Canon Drive, Suite #207, Beverly Hills, CA 90210. Our phone number at that address is (310) 205-9907.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
3.	a transaction from which the director derived an improper personal profit; and
4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;
2.	the proceeding was authorized by our Board of Directors;
3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;
4.	such indemnification is required to be made pursuant to the bylaws.

We have not entered into any individual contracts with our directors or officers to modify the extent of such indemnification.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 25. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee		$215.39
Federal Taxes	$	Nil
State Taxes and Fees	$	Nil
Transfer Agent Fees		$1,000
Accounting fees and expenses		$5,000
Legal fees and expenses		$20,000
Total		$26,215.39

All amounts are estimates, other than the SEC’s registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales Of Unregistered Securities

On June 10, 2004, we implemented the 500 for 1 reverse stock split as approved by vote of our shareholders at our annual meeting held May 10, 2004. Following the reverse split, we had 199,745 shares of our common stock outstanding. We then conducted a small private offering and raised $50,000 by selling 99,981 shared of our common stock under the private placement exemption provided by Rule 504 of the Securities Act of 1933.

On June 21, 2004, Ms. Wallace, our former president, converted $69,061.40 of the principal balance of her outstanding promissory note into 345,306 shares of our common stock.

Also on June 21, 2004, as part of our merger agreement with Davi Skin, we issued 9,745,634 shares of our common stock in exchange for an equal number of the shares of that company.

During the third quarter of 2004, we entered into consulting agreements with three consultants. As part of these agreements, we agreed to issue and did issue the consultants a total of 300,000 shares of our common stock under the general exemption provided by section 4(2) of the Securities Act of 1933. We also issued to five consultants options to purchase 435,000 shares of our common stock at prices ranging from $0.50 to $1.00. These shares were issued pursuant to our incentive stock option plan.

On January 1, 2005, we commenced two separate equity securities offerings which closed by year end 2005. The first offering (“offering one”) is targeted to Non-United States investors and the second offering (“offering two”) is targeted to domestic investors. Both offerings allow the investor to purchase one unit, consisting of two shares of common stock and one warrant to purchase one share of common stock at $4.50, exercisable for 24 months. The purchase price of each unit is $6.00. The market price of our common stock on the date of offering was $5.25. There is no vesting period for the warrants; however, they are only exercisable for 24 months after the date of purchase. As of December 31, 2005, a total of 402,895 and 391,360 units have been sold from offering one and offering two, respectively.

On March 27, 2006, we closed a Stock Purchase Agreement with Artist House Holdings, Inc. Under the Stock Purchase Agreement, Artist House has agreed to purchase 283,333 of our Securities Units, consisting of 566,667 shares of our common stock and a warrant to purchase an additional 283,333 shares of our common stock at $4.50 per share exercisable in 24 months, in exchange for $1,700,000 in cash; an effective price of $3.00 per share. It is the 566,667 shares Artist House purchased under the Stock Purchase Agreement which are being registered for resale on this registration statement.

Item 27. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation, as amended (1)
3.2	By-laws, as amended (1)
5.1	Opinion of Cane Clark LLP, with consent to use
23.1	Consent of Smith & Company, Independent Registered Public Accounting Firm
(1)	Incorporated by reference to the registrant’s statement on Form 10-SB filed July 13, 1998.

Item 28. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a)	to include any prospectus required by Section 10(a)(3) of the Securities Act ;

(b)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and;

(c)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act , and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act , and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Beverly Hills, California on May 11, 2006.

Davi Skin, Inc.

By:         /s/ Joseph Spellman
Joseph Spellman
President, CEO
Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated:

/s/ Joseph Spellman                        /s/ Josh Levine
Joseph Spellman     Josh Levine
President, CEO, Director    Secretary, Treasurer, Director
                                    Chief Financial Officer

:
/s/ Carlo Mondavi
Carlo Mondavi
Chairman of the Board of Directors